EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

by and among

BLACK HILLS CORPORATION

and

THE PURCHASERS SET FORTH ON

SCHEDULE I HERETO

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS

Section 1.01	Definitions	1

ARTICLE II
SALE AND PURCHASE

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

Section 4.01	Authorization	17
Section 4.02	Unregistered Offering and Sale of Securities	17

ARTICLE V
CONDITIONS OF THE PURCHASERS’ OBLIGATIONS AT CLOSING

ARTICLE VI
MISCELLANEOUS

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Schedules and Exhibits

Schedule 2.01	Purchasers
Schedule 2.04	Wiring Instructions
Schedule 3.06	List of Subsidiaries of the Company
Exhibit A	Form of Registration Rights Agreement
Exhibit B	Opinion of Counsel to Purchasers
Exhibit C	Escrow Agreement
Exhibit D	Placement Agency Agreement

* Schedules 2.04 and 3.06 and the Exhibits have been omitted from this filing but will be furnished to the Securities and Exchange Commission on request.

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SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT, dated as of February 14, 2007 (this “Agreement”), is by and among BLACK HILLS CORPORATION, a company duly incorporated and existing under the laws of South Dakota (the “Company”), and each of the investors signatory hereto and listed for convenience on Schedule 2.01 hereto (each a “Purchaser” and collectively, the “Purchasers”).

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01  Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings specified in this Section 1.01.

“Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means any day other than a Saturday, Sunday, or a legal holiday for commercial banks in New York, New York.

“Closing” has the meaning specified in Section 2.02.

“Closing Date” has the meaning specified in Section 2.02.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, par value $1.00 per share, of the Company.

“Company” has the meaning specified in the introductory paragraph of this Agreement.

“Confidentiality Agreements” means the Confidentiality Agreements, dated as of February 7, 2007, between the Company and each recipient party thereto.

“Effective Date” means the date on which the Shelf Registration Statement (as defined in the Registration Rights Agreement) becomes effective.

“Employee Benefit Plan” means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit

Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

“Employee Pension Benefit Plan” has the meaning set forth in ERISA §3(2).
“Employee Welfare Benefit Plan” has the meaning set forth in ERISA §3(1).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agreement” means the Escrow Agreement, dated as of February 14, 2007, among Wells Fargo Bank, National Association, the Company, and Credit Suisse Securities (USA) LLC and BMO Capital Markets Corp. in the form attached hereto as Exhibit C.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Act Filings” means the periodic and current reports of a Person filed with the Commission under the Exchange Act.

“Existing Instrument” has the meaning set forth in Section 3.13(a).

“GAAP” means generally accepted accounting principles in the United States in effect from time to time.

“Governmental Authority” means, with respect to a particular Person, the country, state, county, city and political subdivisions in which such Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them that exercises valid jurisdiction over any such Person or such Person’s Property.

“Income Tax” means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

“Income Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation or common law.

“Lien” means any lien, encumbrance, security interest, equity, charge or other interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based in Law, contract or other instrument, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or

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trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in connection with a financing.

“Material Adverse Change” has the meaning specified in Section 3.08.

“Material Adverse Effect” has the meaning specified in Section 3.11.

“Operative Documents” means this Agreement, the Registration Rights Agreement, the Escrow Agreement, and the Placement Agency Agreement.

“Permits” means, with respect to the Company or any of its Subsidiaries, any licenses, permits, variances, consents, authorizations, waivers, grants, franchises, concessions, exemptions, orders, registrations and approvals of Governmental Authorities or other Persons necessary for the ownership, leasing, operation, occupancy and use of its Properties and the conduct of its businesses as currently conducted.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Placement Agency Agreement” means the Placement Agency Agreement, dated as of February 7, 2007, among the Company, Credit Suisse Securities (USA) LLC and BMO Capital Markets Corp. in the form attached hereto as Exhibit D.

“Private Placement Memorandum” means, collectively, the private placement memorandum dated February 7, 2007 provided to each Purchaser and the Company’s Exchange Act filings filed on or prior to the date of this Agreement.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” means, with respect to a particular Purchaser, the amount set forth opposite such Purchaser’s name under the column entitled “Total Purchase Price” on Schedule 2.01 hereto.

“Purchased Securities” means, with respect to a particular Purchaser, the number of shares of Common Stock set forth opposite such Purchaser’s name under the column entitled “Purchased Securities” on Schedule 2.01 hereto.

“Purchaser” and “Purchasers” have the respective meanings specified in the introductory paragraph.

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“Purchaser Material Adverse Effect” means, with respect to a particular Purchaser, any material adverse effect on the ability of such Purchaser to meet its obligations and to consummate the transactions under this Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement by and between the Company and the Purchasers in the form attached hereto as Exhibit A.

“Representatives” of any Person means the officers, directors, employees, agents, counsel, accountants, investment bankers and other representatives of such Person.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Subsidiaries” means any direct or indirect subsidiary of the Company whose total assets represent at least 10% of the total assets of the Company and its subsidiaries on a consolidated basis, as identified on Schedule 3.06.

ARTICLE II

SALE AND PURCHASE

Section 2.01  Sale and Purchase. Upon the terms and subject to the conditions hereof, the Company hereby issues and sells to each Purchaser, and each Purchaser, severally and not jointly, hereby agrees to purchase from the Company, the Purchased Securities for the Purchase Price. The Purchasers shall wire the Purchase Price to the Escrow Agent (as defined in the Escrow Agreement) on or before the Closing Date (as defined below) pursuant to the terms and conditions of the Escrow Agreement.

Section 2.02  Closing. Upon the terms and subject to the conditions hereof, the consummation of the sale and purchase of the Purchased Securities hereunder (the “Closing”) shall take place on February 22, 2007 (the “Closing Date”), at the offices of Latham & Watkins LLP (“Latham”), 885 Third Avenue, New York, New York 10022-4834.

Section 2.03  The Company’s Deliveries. At the Closing, the Company will deliver, or cause to be delivered, to each Purchaser, as applicable:

(a)     A certificate or certificates or other instruments representing the Purchased Securities of such Purchaser, free and clear of any Liens, encumbrances or interests of any party other than restrictions under any applicable securities laws;

(b)     A cross-receipt executed by the Company certifying that it has received a wire transfer as of the Closing Date in an amount equal to the Purchase Price of such Purchaser;

(c)     Opinions of counsel to the Company, addressed to each Purchaser in the form attached hereto as Exhibits B-1 and B-2 and otherwise reasonably satisfactory to such Purchaser;

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(d)     A copy of the Registration Rights Agreement, dated as of the Closing Date and executed by the Company;

(e)     A certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers, certifying as to (v) the amended and restated articles of incorporation of the Company; (w) the by-laws of the Company; (x) the resolutions of the board of directors of the Company authorizing the execution and performance of this Agreement and the Registration Rights Agreement; and (y) incumbency and signatures of the officers of the Company executing this Agreement and the Registration Rights Agreement;

(f)     A certificate dated as of a recent date of the Secretary of State of the State of South Dakota with respect to the good standing in the State of South Dakota of the Company; and

(g)     A certified copy of the Certificate of Incorporation for the Company as certified by the Secretary of State of the State of South Dakota within ten (10) Business Days of the Closing.

Section 2.04  Purchasers’ Deliveries. At the Closing, each Purchaser will deliver, or cause to be delivered, to the Company:

(a)     Payment to the Company of the Purchase Price of such Purchaser by wire transfer of immediately available funds pursuant to the terms of the Escrow Agreement to the account designated by the Company on Schedule 2.04;

(b)     A copy of the Registration Rights Agreement, dated as of the Closing Date and executed by such Purchaser; and

(c)     A Notice and Questionnaire (as defined in the Registration Rights Agreement).

Section 2.05  Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of the other Purchasers, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchasers under this Agreement. The representations and warranties of each Purchaser under this Agreement are several and not joint with the representations and warranties of the other Purchasers, and no Purchaser shall be deemed to have made any representations and warranties with respect to any other Purchasers under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for the other Purchasers to be joined as additional parties in any proceeding for such purpose. Notwithstanding the foregoing, each Purchaser’s obligation to purchase its Purchased Securities is conditioned on the contemporaneous closing of the purchase of Purchased Securities

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by the other Purchasers and, if, for any reason, any Purchaser shall refuse to enter into this Agreement or shall fail to consummate its obligations hereunder, all obligations of the other Purchasers hereunder shall be null and void and this Agreement shall be terminated.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchasers:

Section 3.01  No Registration. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.02, it is not necessary, in connection with the issuance and sale of the Purchased Securities to the Purchasers in the manner contemplated by this Agreement, to register the Purchased Securities under the Securities Act or any other securities laws.

Section 3.02  No Integration. None of the Company or any of its Subsidiaries has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or will be integrated with the sale of the Purchased Securities in a manner that would require registration under the Securities Act of the Purchased Securities.

Section 3.03  Private Placement Memorandum. The Private Placement Memorandum, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the date hereof and as of the Closing Date the Private Placement Memorandum does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.04  Operative Documents. The Operative Documents, as of their respective dates, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the date hereof and as of the Closing Date no Operative Document contains or will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.05  Authorization of Operative Documents. This Agreement has been, and at the Closing the other Operative Documents will be, duly authorized, executed and delivered by the Company and this Agreement constitutes, and at the Closing the other Operative Documents will constitute, the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as to rights to indemnification thereunder may be limited by applicable law.

Section 3.06  Authorization of the Purchased Securities. The Purchased Securities have been duly authorized for issuance and sale by the Company and pursuant to this Agreement and,

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when issued and delivered by the Company to the Purchasers pursuant to this Agreement on the Closing Date, will be validly issued, fully paid and non-assessable, and the issuance of the Purchased Securities will not be subject to any preemptive or similar rights.

Section 3.07  Enforceability of Operative Documents. The Company is in compliance with the terms of each Operative Document and each representation and warranty contained in the Operative Documents is true and correct.

Section 3.08  No Material Adverse Change. Except as otherwise disclosed in the Private Placement Memorandum, subsequent to the respective dates as of which information is given in the Private Placement Memorandum: (i) there has been no material adverse change, effect, event or development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties or results of operations (other than as a result of developments affecting the oil and gas industry generally that do not have a disproportionate effect on the Company and its Subsidiaries), whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Change”); (ii) the Company and its Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; and (iii) there has been no cash dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or any wholly-owned Subsidiary of the Company, any of its Subsidiaries on any class of capital stock or other security or repurchase or redemption by the Company or any of its Subsidiaries of any class of capital stock or other security.

Section 3.09  Independent Accountants. Deloitte & Touche LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules incorporated by reference in the Private Placement Memorandum, is an independent registered public accountant with respect to the Company as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder.

Section 3.10   Financial Statements. The financial statements of the Company incorporated by reference in the Private Placement Memorandum present fairly the consolidated financial position of the Company and all of its consolidated subsidiaries whose financial statements are consolidated with those of the Company in accordance with GAAP as of and at the dates indicated and present fairly the results of operations and cash flow of the Company and its consolidated Subsidiaries of and at the dates indicated. Such financial statements of the Company comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Private Placement Memorandum under the caption “Capitalization” fairly presents the information set forth therein as of the dates indicated. Since January 1, 2006, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "Commission Documents"). As of their

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respective dates, the Commission Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to the Commission Documents, and none of the Commission Documents, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect as of the time of filing.

Section 3.11  Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its Subsidiaries has been duly incorporated or otherwise formed and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and has power and authority (corporate or otherwise) to own or lease, as the case may be, and operate its properties and to conduct its business as presently conducted and, in the case of the Company, to enter into and perform its obligations under each Operative Document. Each of the Company and each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result or reasonably be expected to result in a material adverse effect on (i) the condition, financial or otherwise, or on the earnings, business, properties, assets or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries, taken as a whole or (ii) the ability of the Company to meet its obligations and to consummate the transactions under the Operative Documents (a “Material Adverse Effect”). All of the issued and outstanding shares of capital stock, or similar equity interest, of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through Subsidiaries, free and clear of any Lien, except that the Company’s revolving credit facility is secured by a negative pledge on any of the Company’s non-mortgage properties.

Section 3.12  Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital of the Company as of January 31, 2007, is as set forth under the caption “Description of Capital Stock” in the Private Placement Memorandum. Except as disclosed in the Private Placement Memorandum, the Company has not issued any other options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any shares of its capital stock. Except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders), and the issuance and sale of the Purchased Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any Person or result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities. The Purchased Securities conform in all material respects to the description thereof contained in the Private

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Placement Memorandum. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries other than those described in the Private Placement Memorandum.

Section 3.13  Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.

(a)     Neither the execution nor the delivery of any Operative Document by the Company is, nor the performance of its obligations thereunder, (i) will result in a violation or breach of its charter or bylaws (or other applicable organizational document), (ii) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, breach of, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any material indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject (each, an “Existing Instrument”), (iii) require notice to or the consent of any party to any agreement or commitment, including, without limitation, any lease or license to which the Company is a party, or by which it or its properties is bound or subject, (iv) result in the creation or imposition of any security interest, lien, or other encumbrance upon any property or assets of the Company under any agreement or commitment to which it is a party, or by which it or its properties is bound or subject, or (v) violate or breach any material statute or Law or any judgment, decree, order, regulation or rule of any court or governmental authority to which the Company or its properties is bound or subject; except in the case of (ii), (iii), (iv) and (v) above, for such violations, conflicts, breaches, defaults, terminations and accelerations as would not have, and such notices and consents the absence of which would not have, and such security interests, liens or other encumbrances as would not have, a Material Adverse Effect.

(b)     No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby and by this Agreement, except (i) with respect to the transactions contemplated by the Registration Rights Agreement, as may be required under the Securities Act and the rules and regulations promulgated thereunder, and (ii) such as have been obtained or made by the Company and are in full force and effect under applicable state securities or blue sky laws.

Section 3.14  No Material Actions or Proceedings. Except as otherwise disclosed in the Private Placement Memorandum, there are no material legal or governmental actions, suits, hearings or investigations or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its Subsidiaries, (ii) which has as the subject

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thereof any officer or director of, or property owned or leased by, the Company or any of its Subsidiaries or (iii) relating to environmental or discrimination matters.

Section 3.15  All Necessary Permits, etc. The Company and each Subsidiary possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate local, state, federal or foreign regulatory agencies or Governmental Authority necessary to conduct their respective businesses as currently conducted, except as would not have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

Section 3.16  Title to Properties. Each of the Company and its Subsidiaries has (i) good and marketable title to its oil and gas properties, title investigations having been carried out by the Company or its Subsidiaries in accordance with the practice in the oil and gas industry in the areas in which the Company and its Subsidiaries operate, (ii) good and marketable title to all other material real property owned by it (including pipeline and other easement rights), and (iii) good and marketable title to all material personal property owned by it, in each case free and clear of all Liens and defects except such as are described in the Private Placement Memorandum or such as do not materially affect the value of such properties; and all of the easements, leases and subleases material to the business of the Company and its Subsidiaries and under which the Company or any of its Subsidiaries holds or uses properties are in full force and effect, and neither the Company nor any of its Subsidiaries has any notice violation, breach, or termination, or of any claim that has been asserted by anyone adverse to the rights of the Company or its Subsidiaries under any of the easements, leases or subleases mentioned above, or affecting or questioning the rights of the Company or any Subsidiary thereof to the continued possession or use of the easement or leased or subleased premises.

Section 3.17  Condition of Properties. The plants, buildings, structures and equipment owned by the Company and its Subsidiaries are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry in which the Company and it Subsidiaries operates (giving due account to the age and length of use of same, ordinary wear and tear excepted), are adequate and suitable for their present uses and, in the case of plants, buildings and other structures, are structurally sound.

Section 3.18  Company Not an “Investment Company”. The Company is not, and, after receipt of payment for the Purchased Securities and application of the proceeds as described under “Use of Proceeds” in the Private Placement Memorandum will not be, required to register as an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

Section 3.19  Insurance. Each of the Company and its Subsidiaries are insured by recognized and, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of terrorism or vandalism and earthquakes. All policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in

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compliance, in all material respects, with the terms of such policies and instruments; and there are no material claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such Subsidiary has, in the past three years, been refused any insurance coverage sought or applied for. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted.

Section 3.20  No Restriction on Distributions. Except as described in or contemplated by the Private Placement Memorandum, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

Section 3.21  Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person that would be required to be disclosed in the Company’s Exchange Act Filings, which are not disclosed and described in Private Placement Memorandum.

Section 3.22  No General Solicitation. None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)), has, directly or through an agent, engaged in any form of general solicitation or general advertising in connection with the offering of the Purchased Securities (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; the Company has not entered into any contractual arrangement with respect to the distribution of the Purchased Securities except for this Agreement, and the Company will not enter into any such arrangement except for the Registration Rights Agreement and as may be contemplated thereby.

Section 3.23  Compliance with Environmental Laws. Except as otherwise disclosed in the Private Placement Memorandum or as would not have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, (i) neither the Company nor any of its Subsidiaries is in violation of any Law, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its Subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise,

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that alleges that the Company or any of its Subsidiaries is in violation of any Environmental Law, except, in each case, as would not, individually or in the aggregate, expect to result in material expenditures or remediation costs by the Company or its Subsidiaries; (ii) there is no claim, action or cause of action filed with a court or Governmental Authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its Subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate expect to result in material expenditures or remediation costs by the Company or its Subsidiaries; (iii) to the Company’s knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, except as would not, individually or in the aggregate expect to result in material expenditures or remediation costs by the Company or its Subsidiaries; and (iv) neither the Company nor any of its Subsidiaries is subject to any pending or, to the Company’s knowledge, threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $50,000 or more.

Section 3.24  Brokers. Except as otherwise disclosed in the Private Placement Memorandum, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

Section 3.25  Valid Issuance of Securities. The Purchased Securities when issued, sold and delivered in accordance with the terms hereof will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of the Purchasers in Section 4.02 of this Agreement, will be issued in compliance with all applicable federal and state securities laws regarding registration or qualification.

Section 3.26  Subsidiaries. The Subsidiaries listed on Schedule 3.26 attached hereto are the only Subsidiaries of the Company.

Section 3.27  Disclosure. The Company has fully provided the Purchasers with all the information that the Purchasers have requested for deciding whether to acquire the Purchased Securities and all information that the Company believes is reasonably necessary to enable the Purchasers to make such a decision. No representation or warranty of the Company contained in this Agreement, any certificate furnished or to be furnished to the Purchasers at the Closing, or any other documents furnished to the Purchasers when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the

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statements contained herein or therein not misleading in light of the circumstances under which they were made.

Section 3.28  Undisclosed Liabilities. None of the Company and its Subsidiaries has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes), except for (i) liabilities set forth on the face of the most recent balance sheet (rather than in any notes thereto) and (ii) liabilities which have arisen after the most recent fiscal month end in the ordinary course of business.

Section 3.29  Employees. To the knowledge of the directors and officers of the Company and its Subsidiaries, no executive, key employee, or significant group of employees plans to terminate employment with any of the Company and its Subsidiaries during the next 12 months except for such persons who may retire in the ordinary course. Except as disclosed in the Private Placement Memorandum, none of the Company and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strike or material grievance, material claim of unfair labor practices, or other material collective bargaining dispute within the past three years.

Section 3.30	Employee Benefits.

(a)     The Company and its Subsidiaries do not maintain or contribute to any Employee Benefit Plan other than those plans disclosed in the Private Placement Memorandum.

(i)     To the Knowledge of the Company, each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA and the Code, except where the failure to comply would not have a material adverse effect on the financial condition of the Company and its Subsidiaries taken as a whole.

(ii)     All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan.

(iii)    Each such Employee Benefit Plan which is an Employee Pension Benefit Plan has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code §401(a).

(iv)    As of the last day of the most recent prior plan year, the market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equaled or exceeded the present value of liabilities thereunder (determined in accordance with then current funding assumptions).

(v)     The Company has correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all

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related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

(b)     With respect to each Employee Benefit Plan that any of the Company and its Subsidiaries maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

(i)     No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted.

(ii)     No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending, except where the action, suit, proceeding, hearing, or investigation would not have a material adverse effect on the financial condition of the Company and its Subsidiaries taken as a whole.

(iii)    None of the Company and its Subsidiaries has incurred any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

Section 3.31	Intellectual Property. [Intentionally omitted].
Section 3.32	Tax Matters.

(a)     Each of the Company and its Subsidiaries has filed all U.S. federal Income Tax Returns and all other material Income Tax Returns that it was required to file. All such Income Tax Returns were correct and complete in all material respects. All material amounts of Income Taxes due and owing by any of the Company and its Subsidiaries (whether or not shown on any Income Tax Return) have been paid.

(b)     Except as set forth in the Private Placement Memorandum, there is no material dispute or claim concerning any Income Tax liability of any of the Company and its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any of the directors and officers of the Company and its Subsidiaries has knowledge based upon personal contact with any agent of such authority.

(c)     The unpaid Income Taxes of the Company and its Subsidiaries (A) did not, as of the most recent fiscal month end, exceed by any material amount the reserve for Income Tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) and (B) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Income Tax Returns.

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Section 3.33  Patriot Act. To the extent applicable, the Company and each Subsidiary is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Act”). No part of the proceeds of the Securities will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 3.34  Contracts(a)  . The Company has filed all contracts required to be filed as exhibits to its periodic reports with the Commission. All such contracts are valid and enforceable against the Company in accordance with their respective terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and (ii) as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws. The Company is not in breach of or default under any of the contracts, and to the Company's knowledge, no other party to a contract is in breach of or default under such contract, except in each case, for such breaches or defaults as would not reasonably be expected to have a Material Adverse Effect. The Company has not received a notice of termination nor is the Company otherwise aware of any threats to terminate any of the contracts.

Section 3.35  Well-Known Seasoned Issuer. As of the date hereof, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act and the Company is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

Section 3.36  No Material Non-Public Information. Except for the Private Placement Memorandum and the Evaluation Materials (as described in the Confidentiality Agreements), the Company has not provided the Purchasers with material non-public information. Any and all such material non-public information that has been provided to the Purchasers will be disclosed in the Current Report on Form 8-K to be filed pursuant to Section 6.07. Additionally, the Company will not provide any of the Purchasers with material non-public information in the future without the prior, written consent of such Purchaser.

Section 3.37  Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

Section 3.38  Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the

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Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

Each Purchaser, severally and not jointly, represents and warrants to the Company, as to itself only, that:

Section 4.01  Authorization. Each Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by such Purchaser, will constitute the valid and legally binding obligation of such Purchaser, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

Section 4.02	Unregistered Offering and Sale of Securities.

(a)     Investment. The Purchased Securities are being acquired for such Purchaser’s own account and with no present intention of distributing the Purchased Securities or any part thereof other than in accordance with the Securities Act and other applicable securities and blue sky laws, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the Securities Act or the securities or blue sky laws of any other jurisdiction, without prejudice, however to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Securities under a registration statement under the Securities Act and applicable state securities laws or under any exemption from such applicable securities and blue sky laws. If such Purchaser should in the future decide to dispose of any of the Purchased Securities, such Purchaser understands and hereby agrees that it may do so only in compliance with the Securities Act and applicable securities and blue sky laws of any other jurisdiction, as then in effect, which may include a sale contemplated by any registration statement pursuant to which the Purchased Securities are then being offered. The Company shall make all filings and reports relating to the offer and sale of the Purchased Securities required under applicable securities or blue sky laws of the states of the United States following the Closing.

(b)     Such Purchaser understands that (i) the Purchased Securities (A) have not been registered under the Securities Act or any state securities laws, (B) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of

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the Securities Act, and (C) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings, and (ii) the Purchaser must therefore bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered or exempted under the Securities Act and applicable state securities laws or is exempt therefrom.

(c)     Nature of Purchasers. Such Purchaser represents and warrants to the Company that it is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act, or an “accredited investor,” as defined in Section 501(a) of Regulation D, and that it is not an officer or director of the Company or, if the Purchased Securities are to be purchased for one of more accounts (“investor accounts”) for which it is acting as fiduciary or agent, each such investor account is such an investor on a like basis; in the normal course of its business, it invests in or purchases securities similar to the Purchased Securities and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Purchased Securities; and it is aware that it (or any investor account) may be required to bear the economic risk of an investment in the Purchased Securities for an indefinite period of time and it (or such account) is able to bear such risk for an indefinite period.

(d)     Receipt of Information; Authorization. Such Purchaser acknowledges that it has (a) had access to the Private Placement Memorandum and (b) been provided a reasonable opportunity to ask questions of and receive answers from Representatives of the Company, and to be furnished requested information, regarding such matters sufficient to enable such Purchaser to evaluate the risks and merits of purchasing the Purchased Securities and consummating the transactions contemplated by this Agreement.

(e)     Legend. It is understood that any certificates evidencing the Purchased Securities will bear the following legend:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPHS (a)(1), (2), (3) AND (7) OF RULE 501 UNDER THE SECURITIES, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(K) (OR ANY SUCCESSOR PROVISION THEREOF) UNDER THE SECURITIES ACT) AFTER THE

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LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR ANY PREDECESSOR OF THIS SECURITY) AND THE LAST DATE ON WHICH THE CORPORATION OR ANY AFFILIATE OF THE CORPORATION WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE CORPORATION OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) OF RULE 501 UNDER THE SECURITIES ACT OF THE TYPE REFERRED TO IN CLAUSE (1) ABOVE THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY OTHER JURISDICTION, INCLUDING ANY STATE OF THE UNITED STATES, SUBJECT TO THE CORPORATION’S OR TRANSFER AGENT’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR TRANSFER AGENT, AND SHALL OTHERWISE COMPLY WITH THE REQUIREMENTS OF THE SECURITIES PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ”

Certificates evidencing the Purchased Securities shall not be required to contain such legend or any other legend (A) after such securities are registered for resale under the Securities Act, (B) following any sale of such securities pursuant to Rule 144 under the Securities Act, (C) if such securities are eligible for sale under Rule 144(k) under the Securities Act, or (D) if such legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Staff of the Commission).

(f)     Transfer Restrictions. The legend set forth in Section 4.02(e) shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the applicable Purchased Securities upon which it is stamped, if (i) such Securities are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of such Purchased Securities may be made without registration under the applicable requirements of the Securities Act, or (iii) such holder provides the Company with reasonable assurance that such Purchased Securities can be sold, assigned or transferred

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pursuant to Rule 144 under the Securities Act. Following the Effective Date or at such earlier time as a legend is no longer required for certain Purchased Securities, the Company will no later than three Business Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a legended certificate representing such Purchased Securities, deliver or cause to be delivered to the Purchaser a certificate representing such Purchased Securities that is free from all restrictive and other legends. The Company shall pay all transfer agent and related fees in connection with such issuance and provided that the transfer agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Purchaser, deliver such shares to the Purchaser's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system. Following the Effective Date and upon the delivery to the Purchaser of any certificate representing Purchased Securities that is free from all restrictive and other legends, the Purchaser agrees that any sale of such Purchased Securities shall be made pursuant to a registration statement and in accordance with the plan of distribution described therein or pursuant to an available exemption from the registration requirements of the Securities Act. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in Section 4.02(e).

ARTICLE V

CONDITIONS OF THE PURCHASERS’ OBLIGATIONS AT CLOSING

The obligations of each Purchaser to the Company under this Agreement are subject to the delivery of the items set forth in Section 2.03 and the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived by such Purchaser:

Section 5.01  Representations and Warranties. The representations and warranties of the Company contained herein that are qualified by materiality or Material Adverse Effect shall be true and correct on and as of the Closing and all other representations of the Company contained herein shall be true and correct in all material respects on and as of the Closing, in each case, with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

Section 5.02  Performance. The Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

Section 5.03  Compliance Certificate; Secretary’s Certificate. The President or the Chief Financial Officer of the Company shall deliver to the Purchasers at the Closing a certificate certifying that the conditions specified in Sections 5.01, 5.02 and 5.04 have been fulfilled. The corporate secretary of the Company shall deliver to the Purchasers at the Closing a certificate certifying to the organizational documents, resolutions, incumbency, good standing and other customary matters.

Section 5.04  Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required to

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be in effect as of the Closing in connection with the lawful issuance and sale of the shares of Purchased Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

Section 5.05  Opinions of Company Counsel. The Purchasers shall have received from Steven Helmers and Morgan, Lewis & Bockius LLP, special counsel for the Company, opinions, dated as of the Closing, in substantially the forms of Exhibits B-1 and B-2 and otherwise reasonably satisfactory to the Purchasers.

Section 5.06  Registration Rights Agreement. The Company and each Purchaser shall have executed and delivered the Registration Rights Agreement in substantially the form attached as Exhibit A.

Section 5.07  Listing. The Company will have had the Common Stock approved for listing with the New York Stock Exchange.

ARTICLE VI

MISCELLANEOUS

Section 6.01  Use of Proceeds. The Company shall use the net proceeds it receives from the sale of the Purchased Securities as described under “Use of Proceeds” in the Private Placement Memorandum.

Section 6.02  Interpretation; Severability. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. If any provision of this Agreement is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect.

Section 6.03  Survival of Representations and Warranties. The representations or warranties set forth in this Agreement shall survive the execution and delivery of this Agreement. The covenants made in this Agreement shall survive the Closing and remain operative and in full force and effect regardless of acceptance of any of the Purchased Securities by the Purchasers and payment therefor and repayment, conversion, exercise or repurchase thereof. The Company shall indemnify, defend, protect and hold harmless each Purchaser and the officers, directors, partners, members, agents, employees and Affiliates of each of them from and against any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, costs of preparation and reasonable attorneys’ fees, promptly as incurred, arising out of or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any of the Operative Agreements or any certificate, instrument or document contemplated hereby or thereby, or (ii) any breach of any covenant,

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agreement or obligation of the Company contained in this Agreement or any of the Operative Agreements or any certificate, instrument or document contemplated hereby or thereby. Each Purchaser shall be responsible only for its own representations, warranties, agreements, and covenants hereunder.

Section 6.04	Waivers; Remedies; Amendments.

(a)     No Waiver; Remedies Cumulative. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b)     Amendments and Modifications. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement shall be effective unless signed by each of the parties hereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party hereto from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any party hereto in any case shall entitle any party hereto to any other or further notice or demand in similar or other circumstances. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Operative Documents unless the same consideration also is offered to all of the parties to the Operative Documents or holders of Transfer Restricted Securities, as the case may be. The Company has not, directly or indirectly, made any agreements with any Purchaser relating to the terms or conditions of the transactions contemplated by the Operative Documents except as set forth in the Operative Documents. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of the Purchased Securities. A Purchaser may assign some or all of its rights hereunder in connection with transfer of any of its Purchased Securities without the consent of the Company to a permitted assignee, in which event such assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights.

Section 6.05  Binding Effect; Assignment. This Agreement shall be binding upon the Company, the Purchasers, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and as provided in Section 6.03, and their respective successors and permitted assigns.

Section 6.06  Non-Disclosure. Notwithstanding anything herein to the contrary, each Confidentiality Agreement shall remain in full force and effect according to its terms regardless

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of any termination of this Agreement until the Company discloses on Form 8-K with the Commission the transactions contemplated hereby.

Section 6.07  Filing of Form 8-K. On the Closing Date, the Company shall issue a press release announcing the transactions contemplated by the Operative Documents. No later than the Business Day after the public announcement of the transactions contemplated hereby, the Company shall use reasonable efforts to file a Current Report on Form 8-K with the Commission (i) furnishing as an exhibit to such Current Report on Form 8-K the press release announcing the signing of this Agreement and (ii) furnishing any material non-public information provided to the Purchasers. From and after the filing of the 8-K, the Purchasers shall not be in possession of any material, non-public information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the Current Report on Form 8-K.

Section 6.08  Listing. The Company shall promptly secure the listing of the Purchased Securities upon each national securities exchange and automated exchange system, if any, upon which the Common Stock is then listed (subject to official notice of issuance), and shall maintain such listing of all Purchased Securities from time to time issuable under the terms of the Operative Documents. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the New York Stock Exchange. The Company shall pay all fees of the New York Stock Exchange and all of its expenses in connection with satisfying its obligations under this Section 6.08.

Section 6.09  Pledge of Purchased Securities. The Company acknowledges and agrees that the Purchased Securities may be pledged by an Holder (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Purchased Securities. The pledge of Purchased Securities shall not be deemed to be a transfer, sale or assignment of the Purchased Securities hereunder, and no Holder effecting a pledge of Purchased Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Operative Document; provided, however, that an Holder and its pledgee shall be required to comply with the provisions of Section 4.02(e) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee.

Section 6.10  Termination. This Agreement will terminate if the Closing Date has not occurred within ten (10) Business Days from the date of the signing of this Agreement.

Section 6.11	[Intentionally Omitted].

Section 6.12  Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)     If to a Purchaser, to the contact information set forth on such Purchaser’s signature page hereto,

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With a copy (which shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman LLP

1540 Broadway

New York, NY 10036-4039

Facsimile: 212-858-1500

Attention: Jeffrey Delaney;

With an additional copy (for informational purposes) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Facsimile: 212-593-5955

Attention: Eleazer Klein, Esq.; and

(b)	If to the Company:

624 Ninth Street, P.O. Box 1400

Rapid City, SD 57709

Facsimile: (605) 721-2550

Attention: Steven J. Helmers, Esq.

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

300 South Grand Avenue, Twenty-Second Floor

Los Angeles, California 90071-3132

Facsimile: 213-612-2501

Attention: Richard A. Shortz

or to such other address as the Company or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 6.13  Entire Agreement. This Agreement and the other agreements referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representation, warranties, covenants or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by the Company or any of its Affiliates or each of the Purchasers or any of their Affiliates set forth herein or therein. This Agreement and the other agreements and documents referred to herein supersede all prior agreements and understandings between the parties with respect to such subject matter.

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Section 6.14  Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws that would result in the application of any other laws. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and the federal courts located in New York, New York (each a “Selected Court”), for the purposes of any suit, action or other proceeding in connection with or relating to this Agreement. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the transactions contemplated hereby in a Selected Court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any Selected Court that any such litigation brought in any Selected Court has been brought in an inconvenient forum.

Section 6.15  Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 6.16  Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission or other similar fee or commission in connection with the purchase of Purchased Securities hereunder, other than fees due pursuant to the Placement Agency Agreement. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of such a fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

Section 6.17  Fees and Expenses. The Company and the Purchasers shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby, except that the Company will reimburse the Purchasers for reasonable and documented costs and expenses of its one legal counsel, Pillsbury Winthrop Shaw Pittman LLP, incurred in connection with the negotiation, execution, and delivery of the Operative Documents and the transactions contemplated thereby and the Closing, provided that the Company shall in no event be obligated to reimburse the Purchasers for any amounts of such costs and expenses in excess of $75,000, and provided further that any request for reimbursement must be accompanied by a detailed invoice.

Section 6.18  Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person or entity, other than the Company and its representatives, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, members, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

SIGNATURE PAGES FOLLOW

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth.

BLACK HILLS CORPORATION

By: /s/ Mark T. Thies
Mark T. Thies
Executive Vice President
and Chief Financial Officer

THE PURCHASERS:

Capital Ventures International

Capital Ventures International (please print name exactly as it should appear on certificates)

By: /s/ Martin Kobinger

By: Heights Capital Management, Inc., its
authorized agent

Name: Martin Kobinger
Title: Investment Manager

Amount of Purchased Securities	Number: 833,334

Purchase Price : $36.00 per share	$30,000,024.00

Address for Notice	c/o Heights Capital Management 101 California Street, Suite 3250 San Francisco, CA 94111 Facsimile: (415) 403-6525

THE PURCHASERS:

FrontPoint Energy Horizons Fund, L.P.

FrontPoint Energy Horizons Fund, L.P. (please print name exactly as it should appear on certificates)

By: /s/ T.A. McKinney

By: FrontPoint Energy Horizons Fund GP, LLC

Name: T.A. McKinney
Title: Authorized Signatory

Amount of Purchased Securities	Number: 180,334

Purchase Price : $36.00 per share	$6,492,024.00

Address for Notice	FrontPoint Energy Horizons Fund GP, LLC c/o FrontPoint Partners LLC Two Greenwich Plaza, 4th Floor Greenwich, CT 06830 Facsimile: (203) 622-5450

THE PURCHASERS:

FrontPoint Utility and Energy Fund, L.P.

FrontPoint Utility and Energy Fund, L.P. (please print name exactly as it should appear on certificates)

By: /s/ T.A. McKinney

By: FrontPoint Utility and Energy Fund GP, LLC

Name: T.A. McKinney
Title: Authorized Signatory

Amount of Purchased Securities	Number: 653,000

Purchase Price : $36.00 per share	$23,508,000.00

Address for Notice	FrontPoint Utility and Energy Fund GP, LLC c/o FrontPoint Partners LLC Two Greenwich Plaza, 4th Floor Greenwich, CT 06830 Facsimile: (203) 622-5450

THE PURCHASERS:

STEELHEAD INVESTMENTS LTD.

STEELHEAD INVESTMENTS LTD. (please print name exactly as it should appear on certificates)

By: /s/ J. Baker Gentry, Jr.

By: HBK Services LLC, Investment Advisor

Name: J. Baker Gentry, Jr.
Title: Authorized Signatory

Amount of Purchased Securities	Number: 833,334

Purchase Price : $36.00 per share	$30,000,024.00

Address for Notice	c/o HBK Services LLC 300 Crescent Court, Suite 700 Dallas, TX 75201 !supportLineBreakNewLine]> Facsimile: (214) 758-1207

With a copy to:
Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Eleazer Klein, Esq.
Facsimile: (212) 593-5955

THE PURCHASERS:

T. Rowe Price Associates, Inc., as Investment Advisor to, and on behalf of The Participating Funds in Attachment A

T. Rowe Price Small-Cap Value Fund, Inc.
T. Rowe Price New Income Fund, Inc.
T. Rowe Price Corporate Income Fund, Inc. (please print name exactly as it should appear on certificates)

By: /s/ Andrew M. Brooks

By: T. Rowe Price Associates, Inc.

Name: Andrew M. Brooks
Title: Vice President

Amount of Purchased Securities	Number: 282,000

Purchase Price : $36.00 per share	$10,152,000.00

Address for Notice	T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202 Attn: Darrell N. Braman Facsimile: (410) 345-6575

THE PURCHASERS:

ZLP Master Opportunity Fund, Ltd.

ZLP Master Opportunity Fund, Ltd. (please print name exactly as it should appear on certificates)

By: /s/ Devin Geoghegan

By: Zimmer Lucas Capital, LLC, its
Investment Manager

Name: Devin Geoghegan
Title: Partner

Amount of Purchased Securities	Number: 833,333

Purchase Price : $36.00 per share	$29,999,988.00

Address for Notice	Zimmer Lucas Capital c/o ZLP Master Opportunity Fund, Ltd. Harborside Financial Center Plaza 10, Suite 301 Jersey City, NJ 07311 Facsimile: (201) 716-1425

THE PURCHASERS:

ZLP Master Utility Fund, Ltd.

ZLP Master Utility Fund, Ltd. (please print name exactly as it should appear on certificates)

By: /s/ Devin Geoghegan

By: Zimmer Lucas Capital, LLC, its
Investment Manager

Name: Devin Geoghegan
Title: Partner

Amount of Purchased Securities	Number: 555,556

Purchase Price : $36.00 per share	$20,000,016.00

Address for Notice	Zimmer Lucas Capital c/o ZLP Master Opportunity Fund, Ltd. Harborside Financial Center Plaza 10, Suite 301 Jersey City, NJ 07311 Facsimile: (201) 716-1425

SCHEDULE 2.01

Purchaser	Purchased Securities	Total Purchase Price
Capital Ventures International	833,334 shares	$30,000,024.00
FrontPoint Utility and Energy Fund, L.P.	653,000 shares	$23,508,000.00
FrontPoint Energy Horizons Fund, L.P.	180,334 shares	$6,492,024.00
Steelhead Investments LTD.	833,334 shares	$30,000,024.00
T. Rowe Price Small-Cap Value Fund, Inc.	226,500 shares	$8,154,000.00
T. Rowe Price New Income Fund, Inc.	44,500 shares	$1,602,000.00
T. Rowe Price Corporate Income Fund, Inc.	11,000 shares	$396,000.00
ZLP Master Opportunity Fund, Ltd.	833,333 shares	$29,999,988.00
ZLP Master Utility Fund, Ltd..	555,556 shares	$20,000,016.00
Total	4,170,891 shares	$150,152,076.00

Schedule 2.01